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FOR IMMEDIATE RELEASE
Contact Information
Robin Weinberg
212-840-0008
ir@soundview.com

PATRICIA W. CHADWICK JOINS SOUNDVIEW BOARD OF DIRECTORS

        Old Greenwich, CT, June 25, 2003—SoundView Technology Group, Inc. (NASDAQ: SNDV), parent of SoundView Technology Corporation, a research-driven securities firm, today announced that the Board of Directors has elected Patricia W. Chadwick a director of the Company for a term expiring in 2004. Ms. Chadwick will take the seat vacated by John H. N. Fisher, who resigned from SoundView's Board effective June 19, 2003.

        Patricia W. Chadwick is founder and president of Ravengate Partners LLC, a Greenwich, CT-based adviser on financial markets and the global macro economy. Before forming Ravengate, she served as chief investment strategist at Invesco from 1997 to 1999, providing its official position and recommendations to clients on the financial markets. Ms. Chadwick began her financial-services career in 1972 and held positions at the Ford Foundation, Citicorp Investment Management, and Chancellor Capital Management. She also serves as a member of several corporate and non-profit boards, including AMICA Mutual Insurance Company, Nuclear Electric Insurance Limited, the Irvington Institute for Immunological Research, the United Way of Greenwich, the Stanwich School and the St. Aloysius School. Ms. Chadwick has a B.A. in economics from Boston University and is a Chartered Financial Analyst.

        John H. N. Fisher, a director of the Company since 1998, previously announced his intention to resign from SoundView's Board of Directors. He is a Managing Director of Draper Fisher Jurvetson, a Redwood City, California venture capital firm providing start-up and early stage financing. Draper Fisher Jurvetson originally invested in the company when it was known as Wit Capital Group Inc.

        "During the five years he has served on our Board, John Fisher provided the firm with quality strategic counsel throughout its organizational transitions and a challenging market and regulatory environment," said. Mark F. Loehr, Chief Executive Officer of SoundView.

        "We are delighted that Patricia Chadwick has agreed to join our Board," said Mr. Loehr. "Patricia brings three decades of managerial, investment advisory and equity research experience, and her contributions will be invaluable to SoundView as we continue to position ourselves as an independent, research-driven securities firm."

        "Patricia's strong industry background and experience as an independent counselor make her an outstanding addition to our Board, and will contribute to management's informed decisions on matters affecting our shareholders and our customers," said Joseph R. Hardiman, co-chair of the Board's Nominating Committee.

        "I am looking forward to working with SoundView's talented management team," said Patricia Chadwick. "The company has a strong reputation as an independent voice in equity research and is well-positioned financially and strategically in the current industry environment."

About SoundView Technology Group, Inc.

        SoundView Technology Group, Inc. (NASDAQ: SNDV) is the parent of SoundView Technology Corporation, a research driven securities firm focused on dynamic, growth-based business models. Research is the core driver of all of SoundView's products and services. Our perspective and the quality of our analysis have earned us the recognition of top institutional investors and corporate clients who rely on our research for daily investment insight. SoundView's services include investment banking, M&A, institutional sales & trading, and venture capital. SoundView produces comprehensive sell-side equity research on over 160 technology companies and industries. For more information, please see www.soundview.com.

Important Information Regarding Statements Made In This Release

        The statements in this earnings release that are not historical facts, including, most importantly, information concerning possible results of operations, constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Statements preceded by, followed by, or that include the words "intend","expect", "optimistic", "anticipate", or similar expressions typically constitute "forward-looking statements." These forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements, or those of the industry in which we operate, to be materially different from any expected future results, performance or achievements expressed or implied in these forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those economic factors that affect the market for capital raising, including initial public offerings, levels of retail and institutional trading of equity securities, the impact of trading in decimals on market making profitability, merger and acquisition activity and the climate for venture capital investing, as well as the risk factors discussed in the periodic reports filed by SoundView Technology Group, Inc. from time to time with the Securities & Exchange Commission. SoundView does not intend to update or revise any forward looking information contained in this release.

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PATRICIA W. CHADWICK JOINS SOUNDVIEW BOARD OF DIRECTORS